UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 29, 2022

Minerva Surgical, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40919	26-3422906
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer) Identification Number

4255 Burton Dr., Santa Clara, CA 95054

(Address of principal executive offices)

(855) 646-7874

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbols	Name of each exchange on which registered
Common Stock, par value $0.001	UTRS	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

On July 29, 2022, Minerva Surgical, Inc. (the "Company") entered into a new operating lease arrangement for its current approximate 33,000 square foot facility in Santa Clara, California 95054 ("Mission Park Lease"). The Company’s existing sublease for this facility expires in May 2023. The new lease commences on June 1, 2023 and will expire on May 31, 2028. The Mission Park Lease contains base monthly rent payments of approximately $88,341 that increase annually by 3% over the term of the lease. In addition to base rent, the Company will continue to reimburse the landlord for certain operating expenses under the terms of the Mission Park lease.

This summary of the Mission Park Lease does not purport to be complete and is subject to, and qualified in its entirety by, reference to the full text of the Mission Park lease, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2022.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MINERVA SURGICAL, INC.
Date: August 3, 2022
	By:	/s/ Joel R. Jung
Chief Financial Officer
(Principal Financial and Accounting Officer)